                                                                   EXHIBIT 10.28

                ADMINISTRATIVE SERVICES AND MANAGEMENT AGREEMENT


This Administrative Services and Management Agreement (this "Agreement"), effective as of January 1, 1999 (the "Effective Date"), is entered into by and between Introgen Therapeutics, Inc., a Delaware corporation ("Introgen"), and Gendux, Inc., a Delaware corporation ("Gendux").



                                   BACKGROUND

         A. Introgen and Gendux are parties to that certain Delivery Technology License Agreement of even date herewith (the "DTLA") pursuant to which Introgen licensed certain technology and rights to Gendux, that certain Target Gene License Agreement of even date herewith (the "TGLA") pursuant to which Introgen licensed certain genes and rights to Gendux, and that certain Research and Development Agreement of even date herewith (the "Development Agreement") pursuant to which Introgen has agreed to assist Gendux in performing a certain developmental research program within the Field; and

         B. Gendux desires that Introgen provide certain administrative and management services to Gendux in addition to assisting Gendux in performing such developmental research program under the Development Agreement, and Introgen desires to provide such administrative and management services, on the terms set forth herein below.

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein and for other good and valuable consideration; the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1 DEFINITIONS.

         1.1 "Affiliate" shall mean any entity which controls, is controlled by or is under common control with Introgen or Gendux. For purposes of this definition, "control" shall mean beneficial ownership (direct or indirect) of at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority). Notwithstanding the foregoing, neither Introgen nor Gendux shall be deemed to be an Affiliate of the other for purposes of this Agreement.

         1.2 "First Financing" shall mean the closing of the sale and/or issuance of equity and/or debt securities by Gendux, as a result of which the cumulative total of cash proceeds from such financings received by Gendux exceeds [*].

         1.3 "GAAP" shall mean generally accepted accounting principles in the United States.


         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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         1.4 "Reimbursable Costs" shall mean the direct and indirect costs incurred by or on behalf of Introgen in performing Services hereunder, all as calculated using GAAP.

         1.5 "Services" shall have the meaning as set forth in Section 2.1 below.

2 SERVICES TO BE PROVIDED.

         2.1 Services. Gendux hereby engages Introgen to provide, or arrange to provide, to Gendux general, administrative and management services, including, without limitation, the services described generally below (collectively, "Services"). Introgen agrees to use its diligent efforts to provide specific Services, at the times and in the manner in which Introgen deems necessary or appropriate to effect the day-to-day business operations of Gendux:

                  2.1.1 General. Advice and services with respect to accounting and financial matters, marketing, government and public relations, industrial relations, personnel and human resource administration, employee benefits administration, procurement, purchasing, inventory control, business development, corporate partnering, planning and investigation, management information systems, facilities occupancy (including renting, leasing and maintaining), administrative matters and insurance;

                  2.1.2 Treasury. Treasury services, including, but not limited to, opening and maintaining bank accounts, reconciling bank accounts to accounting records, disbursing funds for goods, services and payroll either by check or electronically, collection and deposit of funds, general money management assistance (including investing funds in interest bearing accounts or instruments), and preparation of cash flow budgets and forecasts;

                  2.1.3 Finance, Accounting and Recordkeeping. Finance, accounting and recordkeeping services, including but not limited to, design and implementation of accounting policies, procedures and internal controls, general ledger and related subledger maintenance, transaction processing, financial statement preparation, tax return preparation and filing, coordination with independent accountants and auditors, maintenance of stockholder records, and maintenance of records of meetings of the board of directors and director and related committees;

                  2.1.4 Recruiting. Advice and services with respect to selection, recruiting, supervision and evaluation of personnel;

                  2.1.5 Legal. Advice and services with respect to intellectual property, regulatory, legal and tax matters, including, without limitation, filings and hearings before foreign, federal, state and municipal agencies or authorities; and

                  2.1.6 Other. Such other advice and services as are reasonably requested by Gendux in order to carry out the day-to-day business operations of Gendux.

         2.2 Standard of Care. In providing Services hereunder, Introgen shall use, and Gendux hereby agrees to accept in all respects, the same standard of skill and care that Introgen uses in the course of undertaking similar services for itself. To the extent reasonably possible, such services shall



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be substantially identical in nature and quality to similar services currently provided or otherwise obtained by Introgen on its own behalf.

         2.3 Introgen Activities. Gendux hereby acknowledges that Introgen's business interests, activities, and opportunities are and will continue to be substantially similar to the interests, activities and opportunities of Gendux. Gendux further acknowledges that Introgen will pursue such interests, activities and opportunities of Introgen for its own account and/or the account of others. Gendux agrees that Introgen may pursue Introgen's business interests, activities and opportunities without any obligation to offer any such interests, activities or opportunities to Gendux, except as expressly provided under the DTLA or the TGLA. Gendux further agrees that it shall not have any rights by virtue of this Agreement or the relationship created hereby in any such business interests, activities or opportunities. Introgen agrees to keep the Gendux Board of Directors duly informed of its activities under this Agreement.

         2.4 Approval of Contracts and Commitments. Prior to making or entering into any written commitment or contract on behalf of Gendux that involves: (i) obligations of, or payments by, Gendux in excess of [*] or (ii) the grant of [*], Introgen shall first obtain the written approval of Gendux.

         2.5 Commitment of Resources. It is understood that Gendux is entering into this Agreement, the DTLA, the TGLA and the Development Agreement in reliance upon the commitment by Introgen to make available the services of a management team, which team consists of [*] (or such other representatives as Introgen reasonably designates from time to time), to provide and oversee appropriate Services under this Agreement. Without limiting any other provision of this Agreement, so long as the members of such management team remain employed by Introgen, Introgen will use commercially reasonable efforts to provide that such individuals are available to perform the Services, as appropriate, to be provided by Introgen hereunder.

         2.6 Subcontracting. Subject to Gendux's written consent, which consent shall not be unreasonably withheld or delayed, Introgen may engage third parties to perform all or any portion of the Services hereunder; provided, however, that no such consent shall be required for the engagement by Introgen of any third party to perform such Services if Introgen customarily engages third parties to perform similar services for itself.

3 REIMBURSABLE COSTS.

         3.1 Reimbursable Costs. During the term of this Agreement, Gendux shall reimburse Introgen for its Reimbursable Costs. It is understood that the Reimbursable Costs will include without limitation amounts paid to consultants or third-party service providers or the like. In addition, Reimbursable Costs may include costs for equipment and facilities acquired for purposes of the Services; provided that if such equipment or facilities are used both (i) in the course of providing Services to Gendux and (ii) for other purposes (including providing services to Introgen), then the costs of such equipment or facilities shall be allocated between the Services and such other purposes in accordance with GAAP. It is understood that if Introgen acquires any capital equipment or facilities in


      [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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connection with the Services, Introgen shall own all such capital equipment and facilities, unless the parties otherwise agree.

         3.2 Management Fee. In addition to the Reimbursable Costs set forth in
Section 3.1 above and in consideration of the services of Introgen's management team as set forth in Article 2 above, Gendux shall pay to Introgen an annual management fee, which fee shall be equal to [*] per annum for the 1999 through 2000 calendar years and shall accrue from the date of the First Financing. The amount of such management fee for subsequent calendar years is subject to adjustment on an annual basis and shall be agreed upon by Introgen and the Board of Directors of Gendux by no later than October 1 of the preceding year. Gendux shall pay [*] of each such annual management fee to Introgen [*] during the term of this Agreement. In the event this Agreement is terminated prior to the end of any calendar year, such management fee shall be prorated for the number of days that Introgen actually performs services, based on the number of days in such year.

         3.3 First Financing Payment. Upon the closing of the First Financing, Gendux shall pay to Introgen an amount equal to Gendux's share of Reimbursable Costs and organizational costs incurred by Introgen, on behalf of Gendux, prior to the First Financing. For such purposes, "organizational costs" shall include out of pocket costs associated with (i) the establishment and organization of Gendux, (ii) the R&D Program (as defined in the Development Agreement) and (iii) the acquisition, maintenance and protection of rights to the Subject Genes (as defined in the TGLA) and the Licensed Technology (as defined in the DTLA) (including patent costs); in each case which were incurred prior to the First Financing. It is understood that such organizational costs shall not exceed [*].

         3.4 Payment Method. Unless otherwise specified herein, all payments hereunder shall be due and payable thirty (30) days after invoicing therefor. All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by Introgen, or as otherwise agreed. All dollar amounts specified in this Agreement, and all payments made hereunder, are and shall be made in U.S. dollars. Any payments due under this Agreement which are not paid by the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at [*], calculated on the number of days such payment is delinquent. This Section
3.4 shall in no way limit any other remedies available to either party.

4 REPRESENTATIONS AND WARRANTIES.

         4.1 Representations and Warranties of Introgen. Introgen represents and warrants to Gendux as follows:

                  4.1.1 Introgen is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate powers adequate for executing and delivering, and performing its obligations under, this Agreement;


      [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                  4.1.2 the execution, delivery and performance of this
Agreement have been duly authorized by all necessary corporate action on the part of Introgen;

                  4.1.3 this Agreement has been duly executed and delivered by Introgen and is a legal, valid and binding obligation of Introgen, enforceable against Introgen in accordance with its terms; and


                  4.1.4 the execution, delivery and performance of this Agreement do not conflict with or contravene any provision of the charter documents or bylaws of Introgen or any agreement, document, instrument, indenture or other obligation of Introgen.

         4.2 Representations and Warranties of Gendux. Gendux represents and warrants to Introgen as follows:

                  4.2.1 Gendux is a corporation duly organized, validly existing and in good standing under the laws of Delaware with corporate powers adequate for executing and delivering, and performing its obligations under, this Agreement;

                  4.2.2 the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Gendux;

                  4.2.3 this Agreement has been duly executed and delivered by Gendux and is a legal, valid and binding obligation of Gendux, enforceable against Gendux in accordance with its terms; and

                  4.2.4 the execution, delivery and performance of this Agreement do not conflict with or contravene any provision of the charter documents or bylaws of Gendux or any agreement, document, instrument, indenture or other obligation of Gendux.

         4.3 Disclaimer. EXCEPT AS OTHERWISE EXPLICITLY PROVIDED IN THIS ARTICLE 4, INTROGEN AND GENDUX EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SERVICES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

5 CONFIDENTIALITY AGREEMENTS.

         Introgen and Gendux hereby agree that they will have each of their respective employees, consultants and officers who have access to confidential or proprietary information of the other party execute a confidential information and nondisclosure agreement in form and substance reasonably satisfactory to such other party.

6 INDEPENDENT CONTRACTOR.

         All debts and liabilities of and arrangements or agreements with any person or entity incurred or entered into in the name of or on behalf of Gendux by Introgen in the management or performance of the Services hereunder in accordance with this Agreement shall be the debt and liability of and be binding upon Gendux. Introgen shall not be liable to any person or entity for any debt, liability or



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obligation of Gendux incurred or created in accordance with this Agreement or by reason of Introgen's management, direction or performance of the Services hereunder unless Introgen, by written agreement, expressly assumes or guarantees any such liability. Introgen shall not be required, under any circumstances, to guarantee or assume any obligation or liability of Gendux as a result of this Agreement. Gendux's Board of Directors shall be deemed to control all aspects of the manner in which Gendux's business is conducted. Introgen shall not be liable by virtue of the performance of its duties hereunder for any breach of any arrangement between Gendux and any third party, or for any liability for any unfair competition, patent infringement or other violation of the intellectual property rights of another entity as a result of the manner in which Gendux's business is conducted, except to the extent such violation is the result of the gross negligence or willful misconduct of Introgen.

7 INDEMNIFICATION.

         7.1 Indemnification of Introgen. Subject to Section 7.3 below, Gendux shall indemnify each of Introgen and its Affiliates and the directors, officers, and employees of Introgen and such Affiliates and the successors and assigns of any of the foregoing (the "Introgen Indemnitees"), and hold each Introgen Indemnitee harmless from and against any and all liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) incurred by any Introgen Indemnitee as a result of a claim by a third party brought against any Introgen Indemnitee of whatever kind or nature, including, without limitation, any claim or liability based upon negligence, warranty, strict liability, violation of government regulation or infringement of patent, copyright, trademark, trade secret or other proprietary rights, arising from or occurring as a result of the Services provided by Introgen to Gendux under this Agreement, except claims based upon the gross negligence or willful misconduct of Introgen in providing the Services hereunder in accordance with this Agreement.

         7.2 Indemnification of Gendux. Subject to Section 7.3 below, Introgen shall indemnify each of Gendux and its Affiliates and the directors, officers, and employees of Gendux and such Affiliates and the successors and assigns of any of the foregoing (the "Gendux Indemnitees"), and hold each Gendux Indemnitee harmless from and against any and all liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) incurred by any Gendux Indemnitee as a result of a claim by a third party brought against any Gendux Indemnitee arising from or occurring as a result of the gross negligence or willful misconduct of Introgen hereunder.

         7.3 Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Article 7 shall: (i) promptly notify the indemnifying party (the "Indemnitor") in writing of any claim, action, suit, or other proceeding brought by third parties in respect of which the Indemnitee or any of its Affiliates, or their directors, officers, employees, successors or assigns intend to claim such indemnification hereunder; (ii) provide the Indemnitor sole control of the defense and/or settlement thereof, and (iii) provide the Indemnitor, at the Indemnitor's request and expense, with reasonable assistance and full information with respect thereto. Indemnitor shall not settle any claim, suit or proceeding subject to this Article 7 or otherwise consent to an adverse judgment in such claim, suit or proceeding if the same materially diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee. Notwithstanding the foregoing, the indemnity agreement in this



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Article 7 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, to the extent such consent is not unreasonably withheld or delayed. Notwithstanding anything herein to the contrary, the Indemnitee shall have the right to participate in any such claim, suit or proceeding with counsel of its choosing at its own expense.

8 TERM AND TERMINATION.


         8.1 Term and Termination for Convenience. The term of this Agreement shall commence on the Effective Date and continue thereafter in full force and effect until terminated by either party, for any reason or for no reason, upon one hundred eighty (180) days prior written notice to the other party, or unless terminated in accordance with the other provisions of this Article 8.


         8.2 Termination for Breach. In the event of a material breach of this Agreement, the nonbreaching party shall be entitled to terminate this Agreement by written notice to the breaching party, if such breach is not cured within thirty (30) days after written notice is given by the nonbreaching party to the breaching party specifying the breach. Notwithstanding the foregoing, if the party alleged to be in breach of this Agreement disputes such breach within such thirty (30) day period, the nonbreaching party shall not have the right to terminate this Agreement unless it has been determined by a court of competent jurisdiction that this Agreement was materially breached, and the breaching party fails to comply with its obligations hereunder within thirty (30) days after such determination.

         8.3 Termination of the Development Program. Either party may terminate this Agreement on written notice in the event of termination of the R&D Program in accordance with Section 8.1 of the Development Agreement.

         8.4 Survival.

                  8.4.1 Accrued Obligations. Termination of this Agreement for any reason shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party.

                  8.4.2 Other. Articles 1, 6, 7 and 9 and Sections 4.3 and 8.4 shall survive the expiration and any termination of this Agreement. Except as otherwise provided in this Article 8, all rights and obligations of the parties under this Agreement shall terminate upon the expiration or termination of this Agreement.

9 MISCELLANEOUS.

         9.1 Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the State of Texas, without reference to conflicts of laws principles.

         9.2 Force Majeure. Nonperformance of any party (except for payment of amounts due hereunder) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, or any other reason, including failure of





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suppliers, where failure to perform is beyond the reasonable control of the nonperforming party. Without limiting the foregoing, the party subject to such inability shall use reasonable efforts to minimize the duration of any force majeure event.

         9.3 No Implied Waivers; Rights Cumulative. No failure on the part of Introgen or Gendux to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         9.4 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid; facsimile transmission (receipt verified); or express courier service (signature required), in each case to the respective address or fax number specified below, or such other address or fax number as may be specified in writing to the other parties hereto:


              Gendux:                       Gendux, Inc.
                                            301 Congress Avenue, Suite 1850
                                            Austin, Texas 78701
                                            Attn: President
                                            Fax: (512) 708-9311

              with copy to:                 Wilson Sonsini Goodrich & Rosati
                                            Professional Corporation
                                            650 Page Mill Road
                                            Palo Alto, California 94304-1050
                                            Attn: Kenneth A. Clark, Esq.
                                            Fax:  (650) 493-6811

              Introgen:                     Introgen Therapeutics, Inc.
                                            301 Congress Avenue, Suite 1850
                                            Austin, Texas 78701
                                            Attn: President
                                            Fax: (512) 708-9311

              with a copy to:               Wilson Sonsini Goodrich & Rosati
                                            Professional Corporation
                                            650 Page Mill Road
                                            Palo Alto, California 94304-1050
                                            Attn: Kenneth A. Clark, Esq.
                                            Fax:  (650) 493-6811

         9.5 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES



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(INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME),
ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.

         9.6 Assignment. This Agreement shall not be assignable by either party to any third party without the written consent of the other party hereto; except that either party may assign this Agreement without the other party's consent to an entity that acquires substantially all of the business or assets of the assigning party, in each case whether by merger, transfer of assets, or otherwise. Upon a permitted assignment of this Agreement, all references herein to the assigning party shall be deemed references to the party to whom the Agreement is so assigned. Any assignment not permitted under this Section 10.6 shall be null and void.

         9.7 Modification. No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by both parties hereto. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by both parties hereto.

         9.8 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

         9.9 Confidential Terms. Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party, except as required by securities or other applicable laws, to prospective and other investors and such party's accountants, attorneys and other professional advisors.

         9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

         9.11 Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

         9.12 Entire Agreement. This Agreement, together with the DTLA, the TGLA and the Development Agreement (including the respective Exhibits thereto), each entered into by the parties of even date, constitute the entire agreement, both written or oral, with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings or agreements, whether written or oral, between Introgen and Gendux with respect to such subject matter.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in duplicate originals as of the date first above written.

INTROGEN THERAPEUTICS, INC.


By: /s/ James W. Albrecht, Jr.
   ------------------------------------
Name: James W. Albrecht, Jr.
     ----------------------------------
Title: Chief Financial Officer
      ---------------------------------

GENDUX, INC.


By: /s/ David G. Nance
   ------------------------------------
Name: David G. Nance
     ----------------------------------
Title: President and CEO
      ---------------------------------